INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces First Quarter 2023 Net Income
INDIANA, Pa. - April 20, 2023 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $39.8 million, or $1.02 per diluted share, for the first quarter of 2023 compared to net income of $40.3 million, or $1.03 per diluted share, for the fourth quarter of 2022 and net income of $29.1 million, or $0.74 per diluted share, for the first quarter of 2022.
First Quarter of 2023 Highlights:
•Solid return metrics with return on average assets (ROA) of 1.77%, return on average equity (ROE) of 13.38% and return on average tangible equity (ROTE) (non-GAAP) of 19.61% compared to ROA of 1.78%, ROE of 13.68% and ROTE (non-GAAP) of 20.36% for the fourth quarter of 2022.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) of 2.23% compared to 2.36% for the fourth quarter of 2022.
•Net interest margin (NIM) (FTE) (non-GAAP) was relatively unchanged at 4.32% compared to 4.33% in the fourth quarter of 2022.
•Total portfolio loans increased $67.1 million, or 3.8% annualized, compared to December 31, 2022.
•Deposits decreased $66.9 million, or 3.8% annualized, compared to December 31, 2022 with a decline in January, stability in February and growth in March.
•Net recovery of $5.1 million, or 0.29% of average loans (annualized), primarily related to a $9.3 million recovery from a customer fraud in 2020.
"We delivered solid net interest margin and return metrics for the first quarter. Our balance sheet is a source of strength with a stable, well-diversified deposit base and a strong capital position," said Chris McComish, chief executive officer. "As the economic landscape continues to evolve, we remain committed to our purpose of People-Forward Banking. I am proud of the results from our team's proactive customer outreach and engagement during the quarter."
Net Interest Income
Net interest income was $88.8 million for the first quarter of 2023 compared to $89.1 million for the fourth quarter of 2022. The decrease of $0.3 million in net interest income was driven by higher funding costs and two fewer days in the first quarter, partially offset by higher yields on interest-earning assets. Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) decreased 1 basis point to 4.32% compared to 4.33% in the prior quarter. The yield on total average loans increased 43 basis points to 5.81% compared to 5.38% in the fourth quarter of 2022 due to higher interest rates. Total interest-bearing deposit costs increased 37 basis points to
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S&T Earnings Release - 2

1.30% compared to 0.93% in the fourth quarter of 2022. Higher interest-bearing deposit costs primarily related to a change in the mix of deposits with higher balances in certificates of deposit. Average certificate of deposit balances increased $110.7 million compared to the fourth quarter of 2022. Total borrowing costs increased 53 basis points to 5.13% compared to 4.60% in the fourth quarter of 2022. Average borrowings increased $303.2 million to $520.8 million compared to $217.6 million in the fourth quarter of 2022 due to loan growth and deposit balance declines.
Asset Quality
Net loan recoveries were $5.1 million for the first quarter of 2023 compared to net loan charge-offs of $0.9 million in the fourth quarter of 2022. The net recovery primarily related to a $9.3 million recovery from a customer fraud in 2020. Total charge-offs of $4.5 million primarily related to a $3.4 million charge from a strategic exit of a C&I credit through a note sale . Total nonperforming assets increased $5.6 million to $27.7 million at March 31, 2023 compared to $22.1 million at December 31, 2022. Nonperforming assets to total loans plus OREO increased 7 basis points to 0.38% at March 31, 2023 compared to 0.31% at December 31, 2022. The provision for credit losses was $0.9 million for the first quarter of 2023 compared to $3.2 million in the fourth quarter of 2022. The allowance for credit losses was 1.49% of total portfolio loans as of March 31, 2023 compared to 1.41% at December 31, 2022. The increase in the allowance for credit losses related to a $4.2 million specific reserve and additional qualitative reserve due to the uncertainty in the macroeconomic environment.
Noninterest Income and Expense
Noninterest income decreased $2.4 million to $13.2 million in the first quarter of 2023 compared to $15.6 million in the fourth quarter of 2022. The decrease mainly related to a decline in other income of $2.1 million primarily related to a net gain on the sale of OREO of $2.0 million in the fourth quarter of 2022. Noninterest expense was $51.7 million compared to $51.3 million in the fourth quarter of 2022. FDIC insurance increased $0.6 million primarily related to an increase in the assessment rate schedule effective January 1, 2023. Marketing increased $0.5 million due to the timing of various marketing promotions. Salaries and employee benefits decreased $0.4 million due to lower incentives and pension costs.
Financial Condition
Total assets were $9.2 billion at March 31, 2023 compared to $9.1 billion at December 31, 2022. Total portfolio loans increased by $67.1 million, or 3.8% annualized, compared to December 31, 2022. The consumer loan portfolio increased $65.3 million with growth in residential mortgages of $72.7 million compared to December 31, 2022.
Total deposits decreased $66.9 million, or 3.8% annualized, compared to December 31, 2022. Deposit balances declined early in the quarter for the month of January followed by stability in February and growth in March. Certificates of deposit increased $240.6 million compared to December 31, 2022 mainly due to migration from other deposit categories. Our deposit base is stable and well-diversified with 59% personal deposits and 41% business deposits. Total borrowings increased $124.9 million to $564.1 million compared to December 31, 2022 related to loan growth and deposit declines.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
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S&T Earnings Release - 3

Conference Call
S&T will host its first quarter 2023 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, April 20, 2023. To access the webcast, go to S&T Bancorp, Inc.’s Investor Relations webpage www.stbancorp.com. After the live presentation, the webcast will be archived at www.stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.2 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. S&T Bank was named by Forbes as a 2022 Best-in-State Bank. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve,” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system may adversely affect our business, results of operations, liquidity and stock price; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired
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S&T Earnings Release - 4

operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; environmental, social and governance practices and disclosures, including climate change, hiring practices, the diversity of the work force, and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2022, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return of average tangible shareholder's equity, PPNR to average assets, efficiency ratio, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	5

	2023	2022	2022
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$102,724	$96,220	$64,593
Investment Securities:
Taxable	7,457	6,507	4,936
Tax-exempt	214	233	482
Dividends	508	248	98
Total Interest and Dividend Income	110,903	103,208	70,109

INTEREST EXPENSE
Deposits	14,903	11,067	1,853
Borrowings, junior subordinated debt securities and other	7,209	3,083	523
Total Interest Expense	22,112	14,150	2,376

NET INTEREST INCOME	88,791	89,058	67,733
Provision for credit losses	922	3,176	(512)
Net Interest Income After Provision for Credit Losses	87,869	85,882	68,245

NONINTEREST INCOME
Net gain on sale of securities	—	—	—
Debit and credit card	4,373	4,421	5,063
Service charges on deposit accounts	4,076	4,341	3,974
Wealth management	2,948	3,016	3,242
Mortgage banking	301	309	1,015
Other	1,492	3,556	1,932
Total Noninterest Income	13,190	15,643	15,226

NONINTEREST EXPENSE
Salaries and employee benefits	27,601	27,998	23,712
Data processing and information technology	4,258	4,159	4,435
Occupancy	3,835	3,806	3,882
Furniture, equipment and software	2,861	2,975	2,777
Marketing	1,853	1,348	1,361
Professional services and legal	1,821	2,138	1,949
Other taxes	1,790	1,842	1,537
FDIC insurance	1,012	437	937
Other	6,668	6,572	6,824
Total Noninterest Expense	51,699	51,275	47,414
Income Before Taxes	49,360	50,250	36,057
Income tax expense	9,561	9,980	6,914
Net Income	$39,799	$40,270	$29,143

Per Share Data
Shares outstanding at end of period	38,998,156	38,999,733	39,351,688
Average shares outstanding - diluted	39,032,062	38,944,575	39,089,933
Diluted earnings per share	$1.02	$1.03	$0.74
Dividends declared per share	$0.32	$0.31	$0.29
Dividend yield (annualized)	4.07%	3.63%	3.92%
Dividends paid to net income	31.10%	29.85%	39.06%
Book value	$31.48	$30.38	$30.11
Tangible book value (1)	$21.81	$20.69	$20.49
Market value	$31.45	$34.18	$29.58

Profitability Ratios (Annualized)
Return on average assets	1.77%	1.78%	1.25%
Return on average shareholders' equity	13.38%	13.68%	9.88%
Return on average tangible shareholders' equity(2)	19.61%	20.36%	14.61%
Pre-provision net revenue / average assets(3)	2.23%	2.36%	1.52%
Efficiency ratio (FTE)(4)	50.42%	48.73%	56.82%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	6

	2023	2022	2022
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$244,152	$210,009	$823,757
Securities, at fair value	998,708	1,002,778	1,028,218
Loans held for sale	81	16	1,346
Commercial loans:
Commercial real estate	3,145,079	3,128,187	3,257,955
Commercial and industrial	1,709,612	1,718,976	1,675,316
Commercial construction	393,658	399,371	398,592
Total Commercial Loans	5,248,349	5,246,534	5,331,863
Consumer loans:
Residential mortgage	1,189,220	1,116,528	912,531
Home equity	649,590	652,066	581,821
Installment and other consumer	119,843	124,896	112,297
Consumer construction	44,062	43,945	25,399
Total Consumer Loans	2,002,715	1,937,435	1,632,048
Total Portfolio Loans	7,251,064	7,183,969	6,963,911
Allowance for credit losses	(108,113)	(101,340)	(99,915)
Total Portfolio Loans, Net	7,142,951	7,082,629	6,863,996
Federal Home Loan Bank and other restricted stock, at cost	30,262	23,035	9,349
Goodwill	373,424	373,424	373,424
Other assets	403,864	418,676	332,191
Total Assets	$9,193,442	$9,110,567	$9,432,281

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,468,638	$2,588,692	$2,740,315
Interest-bearing demand	841,130	846,653	1,070,656
Money market	1,599,814	1,731,521	1,992,916
Savings	1,068,274	1,118,511	1,117,985
Certificates of deposit	1,175,238	934,593	1,038,586
Total Deposits	7,153,094	7,219,970	7,960,458

Borrowings:
Short-term borrowings	495,000	370,000	70,112
Long-term borrowings	14,628	14,741	22,171
Junior subordinated debt securities	54,468	54,453	54,408
Total Borrowings	564,096	439,194	146,691
Other liabilities	248,457	266,744	140,182
Total Liabilities	7,965,647	7,925,908	8,247,331

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,227,795	1,184,659	1,184,950
Total Liabilities and Shareholders' Equity	$9,193,442	$9,110,567	$9,432,281

Capitalization Ratios
Shareholders' equity / assets	13.36%	13.00%	12.56%
Tangible common equity / tangible assets(5)	9.65%	9.24%	8.91%
Tier 1 leverage ratio	11.15%	11.06%	9.85%
Common equity tier 1 capital	13.10%	12.81%	12.26%
Risk-based capital - tier 1	13.50%	13.21%	12.67%
Risk-based capital - total	15.09%	14.73%	14.18%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	7

	2023		2022		2022
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$140,499	4.22%	$79,881	4.04%	$756,141	0.16%
Securities, at fair value	1,000,609	2.51%	991,774	2.43%	1,002,212	2.10%
Loans held for sale	126	6.39%	491	6.19%	1,545	3.51%
Commercial real estate	3,132,382	5.45%	3,118,874	5.14%	3,257,238	3.65%
Commercial and industrial	1,711,113	6.76%	1,724,480	6.15%	1,712,865	3.98%
Commercial construction	388,795	7.23%	387,737	6.64%	409,264	3.30%
Total Commercial Loans	5,232,290	6.01%	5,231,091	5.58%	5,379,367	3.73%
Residential mortgage	1,144,821	4.43%	1,077,114	4.25%	896,268	4.02%
Home equity	650,385	6.28%	648,340	5.44%	570,781	3.43%
Installment and other consumer	122,873	7.80%	126,570	6.97%	109,972	5.44%
Consumer construction	45,870	4.67%	41,385	3.81%	21,833	3.37%
Total Consumer Loans	1,963,949	5.26%	1,893,409	4.83%	1,598,854	3.90%
Total Portfolio Loans	7,196,239	5.81%	7,124,500	5.38%	6,978,221	3.77%
Total Loans	7,196,365	5.81%	7,124,991	5.38%	6,979,765	3.77%
Federal Home Loan Bank and other restricted stock	34,720	6.71%	24,043	5.32%	9,280	3.40%
Total Interest-earning Assets	8,372,193	5.39%	8,220,689	5.01%	8,747,398	3.27%
Noninterest-earning assets	754,677		763,927		709,246
Total Assets	$9,126,870		$8,984,616		$9,456,644

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$824,623	0.33%	$836,585	0.24%	$986,639	0.08%
Money market	1,670,988	1.88%	1,792,162	1.60%	2,055,857	0.15%
Savings	1,090,137	0.30%	1,127,987	0.22%	1,109,048	0.03%
Certificates of deposit	1,052,460	2.19%	941,774	1.14%	1,070,189	0.32%
Total Interest-bearing Deposits	4,638,208	1.30%	4,698,508	0.93%	5,221,733	0.14%
Securities sold under repurchase agreements	—	—%	—	—%	81,790	0.10%
Short-term borrowings	451,668	4.93%	148,370	4.22%	—	—%
Long-term borrowings	14,689	2.71%	14,801	2.55%	22,310	1.95%
Junior subordinated debt securities	54,458	7.50%	54,443	6.21%	54,398	2.95%
Total Borrowings	520,815	5.13%	217,614	4.60%	158,498	1.34%
Total Other Costing Liabilities	54,669	4.58%	60,156	3.72%	—	—%
Total Interest-bearing Liabilities	5,213,692	1.72%	4,976,278	1.13%	5,380,231	0.18%
Noninterest-bearing liabilities	2,706,820		2,840,315		2,879,718
Shareholders' equity	1,206,358		1,168,023		1,196,694
Total Liabilities and Shareholders' Equity	$9,126,870		$8,984,616		$9,456,644

Net Interest Margin(6)		4.32%		4.33%		3.16%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	8

	2023		2022		2022
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$7,932	0.25%	$7,323	0.23%	$26,699	0.82%
Commercial and industrial	9,348	0.55%	2,974	0.17%	14,673	0.90%
Commercial construction	384	0.10%	384	0.10%	864	0.22%
Total Nonaccrual Commercial Loans	17,664	0.34%	10,681	0.20%	42,236	0.79%
Consumer loans:
Residential mortgage	4,749	0.40%	6,063	0.54%	7,450	0.82%
Home equity	1,915	0.29%	2,031	0.31%	2,713	0.47%
Installment and other consumer	316	0.26%	277	0.22%	125	0.11%
Total Nonaccrual Consumer Loans	6,980	0.35%	8,371	0.43%	10,287	0.63%
Total Nonaccrual Loans	$24,644	0.34%	$19,052	0.27%	$52,524	0.75%

	2023	2022	2022
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Loan (Recoveries) Charge-offs
Charge-offs	$4,459	$1,718	$982
Recoveries	(9,574)	(808)	(3,019)
Net Loan (Recoveries) Charge-offs	($5,115)	$910	($2,037)

Net Loan (Recoveries) Charge-offs
Commercial loans:
Customer fraud	($9,329)	$—	$—
Commercial real estate	(25)	$412	$178
Commercial and industrial	3,948	150	(2,507)
Commercial construction	(2)	—	(1)
Total Commercial Loan (Recoveries) Charge-offs	(5,408)	562	(2,330)
Consumer loans:
Residential mortgage	9	51	81
Home equity	31	136	(20)
Installment and other consumer	253	161	232
Total Consumer Loan Charge-offs (Recoveries)	293	348	293
Total Net Loan (Recoveries) Charge-offs	($5,115)	$910	($2,037)

	2023	2022	2022
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$24,644	$19,052	$52,524
OREO	3,076	3,065	7,028
Total nonperforming assets	27,720	22,117	59,552
Troubled debt restructurings (nonaccruing)*	—	2,894	15,389
Troubled debt restructurings (accruing)*	—	8,891	10,739
Total troubled debt restructurings*	—	11,785	26,128
Nonaccrual loans / total loans	0.34%	0.27%	0.75%
Nonperforming assets / total loans plus OREO	0.38%	0.31%	0.85%
Allowance for credit losses / total portfolio loans	1.49%	1.41%	1.43%
Allowance for credit losses / nonaccrual loans	439%	532%	190%
Net loan (recoveries) charge-offs	($5,115)	$910	($2,037)
Net loan (recoveries) charge-offs (annualized) / average loans	(0.29%)	0.05%	(0.12%)
*TDR's were eliminated as of January 1, 2023 as part of implementing ASU 2022-02, Financial Instruments Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures.
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	9
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2023	2022	2022
	First	Fourth	First
(dollars and shares in thousands)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,227,795	$1,184,659	$1,184,950
Less: goodwill and other intangible assets, net of deferred tax liability	(377,405)	(377,673)	(378,557)
Tangible common equity (non-GAAP)	$850,390	$806,986	$806,393
Common shares outstanding	38,998	39,000	39,352
Tangible book value (non-GAAP)	$21.81	$20.69	$20.49
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$161,407	$159,765	$118,192
Plus: amortization of intangibles (annualized), net of tax	1,085	1,144	1,276
Net income before amortization of intangibles (annualized)	$162,492	$160,909	$119,468

Average total shareholders' equity	$1,206,358	$1,168,023	$1,196,694
Less: average goodwill and other intangible assets, net of deferred tax liability	(377,576)	(377,857)	(378,761)
Average tangible equity (non-GAAP)	$828,782	$790,166	$817,933
Return on average tangible shareholders' equity (non-GAAP)	19.61%	20.36%	14.61%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(3) PPNR / Average Assets (non-GAAP)
Income before taxes	$49,360	$50,250	$36,057
Plus: Provision for credit losses	922	3,176	(512)
Total	$50,282	$53,426	$35,545
Total (annualized) (non-GAAP)	$203,921	$211,961	$144,155
Average assets	$9,126,981	$8,984,616	$9,456,644
PPNR / Average Assets (non-GAAP)	2.23%	2.36%	1.52%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$51,699	$51,275	$47,414

Net interest income per consolidated statements of net income	88,791	89,058	67,733
Plus: taxable equivalent adjustment	555	532	493
Net interest income (FTE) (non-GAAP)	$89,346	$89,590	$68,226
Noninterest income	13,190	15,643	15,226
Net interest income (FTE) (non-GAAP) plus noninterest income	$102,536	$105,233	$83,452
Efficiency ratio (non-GAAP)	50.42%	48.73%	56.82%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	10
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2023	2022	2022
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
(5) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,227,795	$1,184,659	$1,184,950
Less: goodwill and other intangible assets, net of deferred tax liability	(377,405)	(377,673)	(378,557)
Tangible common equity (non-GAAP)	$850,390	$806,986	$806,393

Total assets	$9,194,034	$9,110,567	$9,432,281
Less: goodwill and other intangible assets, net of deferred tax liability	(377,405)	(377,673)	(378,557)
Tangible assets (non-GAAP)	$8,816,629	$8,732,894	$9,053,724
Tangible common equity to tangible assets (non-GAAP)	9.65%	9.24%	8.91%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(6) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$110,903	$103,208	$70,109
Less: interest expense	(22,112)	(14,150)	(2,376)
Net interest income per consolidated statements of net income	$88,791	$89,058	$67,733
Plus: taxable equivalent adjustment	555	532	493
Net interest income (FTE) (non-GAAP)	$89,346	$89,590	$68,226
Net interest income (FTE) (annualized)	$362,348	$355,438	$276,694
Average interest-earning assets	$8,372,193	$8,220,689	$8,747,398
Net interest margin (FTE) (non-GAAP)	4.32%	4.33%	3.16%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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